Exhibit 99.1

Gryphon Gold States That Its Policy Is Not To Comment On Unusual Market Activity

March 14 2011. Gryphon Gold Corporation (GGN:TSX; GYPH:OTC.BB) announced today that as a result of unusual market activity in the Company’s common shares on March 9, 2011, the Investment Industry Regulatory Organization of Canada (“IIROC”) contacted the Company in accordance with the IIROC’s usual practice. The Company confirmed to the IIROC that it is not aware of any material non-public information that would account for the recent market activity.

As previously announced on March 3, 2011, the Company engaged Telesto Nevada to prepare an updated technical report on the Borealis Property in accordance with the requirements of National Instrument 43-101 (“NI 43-101”), including a pre-feasibility study, to update the mine plan to reflect current costing data, update reserves and resources for the Borealis Property and update an economic model based upon a staged start up using updated gold and silver pricing. The Company will issue a further press release once a new technical report has been filed with Canadian securities regulatory authorities.

The Company states that its policy is not to comment on unusual market activity.

For information, contact:

John L. Key, CEO
775 853 8814
jkey@gryphongold.com

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to, statements with respect to projections and expectations related to the preparation of an updated technical report and receipt of regulatory approvals in this respect. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that an updated technical report will not be completed within the time contemplated and the risk that regulatory approval may not be obtained and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-K, as filed with the SEC and Canadian securities regulatory authorities on June 28, 2010, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC and Canadian securities regulatory authorities on February 11, 2011, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities regulatory authorities (available at www.sedar.com). We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.